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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

The Board of Directors
CNET, Inc:

         We consent to incorporation by reference in the registration statement on Forms S-8 (File Nos. 333-07667, 333-34491 and 333-67325) and Forms S-3 (File
Nos. 333-46203, 333-56633 and 333-73023) of CNET, Inc. of our of our report dated February 9, 1999, except as to paragraph 5 of footnote 5 and footnote 10 which are as of March 22, 1999, and our report on Schedule dated March 22, 1999, relating to consolidated balance sheets of CNET, Inc. and subsidiaries as of December 31,1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K/A of CNET, Inc.


                                                 /s/ KPMG LLP


San Francisco, California
November 10, 1999